UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2017

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 516-5436

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.

Private Placement Transaction

On June 26, 2017, TapImmune Inc. (the “Company”) closed on the previously announced sale of 1,503,567 shares of common stock for $3.97 per share (the consolidated closing bid price for the common stock on June 21, 2017) and five-year warrants to purchase an equal number of shares of common stock, at an exercise price of $3.97 per share (the “PIPE Warrants”), for $0.125 per PIPE Warrant, with one common share and one PIPE Warrant being sold together as a unit (a “Unit”) for a total of $4.095 per Unit. The sales were made pursuant to subscription agreements (the “Subscription Agreements”) with certain accredited investors in a private placement of the Units under Rule 506 of Regulation D (the “Offering”). Aggregate gross proceeds were approximately $6.16 million.

Pursuant to a Registration Rights Agreement entered into in connection with the Offering, promptly, but no later than 90 calendar days after the closing of the Offering, the Company is required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering for resale (a) the common stock issued in the Offering; (b) the shares of common stock issuable upon the exercise of the PIPE Warrants; and (c) the shares of common stock issuable upon the exercise of the warrants issued to Katalyst Securities LLC, which acted as placement agent for the Offering (as described below). The Company is required to use its commercially reasonable efforts to ensure that the Registration Statement is declared effective within 90 calendar days after filing with the SEC.

The foregoing is a summary of the terms of the PIPE Warrant, Subscription Agreement and the Registration Rights Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the PIPE Warrant, Subscription Agreement and the Registration Rights Agreement, copies of which have been filed as exhibits to the Current Report on Form 8-K filed with the SEC on June 22, 2017 and incorporated herein by reference.

Warrant Exercises and Repricings

Repricing of Warrants issued in August 2016 Private Placement

In connection with the Offering,, the Company reduced the exercise price for the warrants to purchase an aggregate of 653,187 shares of common stock issued to investors in the private placement that closed in August 2016 from $6.00 per share to $3.97 per share.  Investors in the current private placement transaction also paid the Company $0.125 for each share subject to such investor’s 2016 warrant.

Exercise and Repricing of Warrants Held by Existing Institutional Investors

On June 23, 2017, certain existing institutional shareholders of the Company who hold various outstanding warrants to purchase Company common stock exercised a portion of their Series E warrants pursuant to the previously announced Warrant Exercise Agreements (the “Warrant Exercise Agreements”), in which the Company agreed to reduce the exercise price for a portion of the investors’ existing Series E warrants from $15.00 per share to $3.97 per share, provided that the investors exercise such portion of the warrants immediately. Pursuant to the Warrant Exercise Agreements, such warrant holders exercised Series E warrants to purchase an aggregate of 167,926 shares of Company common stock for aggregate gross proceeds of approximately $666,666. The exercise price for 75% of the remainder of the investors’ Series E warrants to purchase 186,555 shares of Company common stock were reduced from $15.00 per share to $4.50 per share. The remaining 25% of such investors’ Series E warrants to purchase an aggregate of 62,185 shares of Company common stock retain their current exercise price. Additionally, the exercise prices for 75% of such investors’ Series C, Series D and Series F warrants were reduced to $4.00 per share from their current exercise prices of: $6.00 per share for Series C warrants (for 313,750 shares out of a total of 418,333 shares subject to their Series C warrants); $9.00 per share for Series D warrants (for 312,500 shares out of a total of 416,666 shares subject to their Series D warrants); and $7.20 per share for Series F warrants (for 292,500 shares out of a total of 390,000 shares subject to their Series F warrants). The remainder of the investors’ Series C, Series D and Series F warrants retain their current exercise prices.

The foregoing is a summary of the terms the Warrant Exercise Agreements and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the form of the Warrant Exercise Agreement, a copy of the form of which was filed as an exhibit to the Current Report on Form 8-K filed with the SEC on June 22, 2017 and incorporated herein by reference.

Agency Agreement; Agent Warrants

Pursuant to an Agency Agreement, dated May 12, 2017, by and between the Company and Katalyst Securities LLC (“Katalyst”), as amended by that amendment dated June 22, 2017 to increase the amount of the non-accountable expense allowance payable to Katalyst from $50,000 to $70,000 (as amended, the “Agency Agreement”), Katalyst acted as the Company’s placement agent in connection with the Offering.

Pursuant to the Agency Agreement, at the closing of the private placement transaction the Company paid to Katalyst: (i) an aggregate cash fee for placement agent and financial advisory services equal to 10% of the gross proceeds of the Offering; (ii) a non-accountable expense allowance in the amount of Seventy Thousand Dollars ($70,000); and (iii) five-year warrants to purchase a number of shares of common stock of the Company equal to 10% of the number of shares sold in the Offering (the “Katalyst Warrants”). The Katalyst Warrants have the same terms as the PIPE Warrants issued in the Offering.

The foregoing descriptions of the Agency Agreement and the Katalyst Warrants are only summaries of their material terms and do not purport to be complete. Copies of the Agency Agreement and Katalyst Warrant have been filed as exhibits to the Current Report on Form 8-K filed with the SEC on June 22, 2017 and are incorporated herein by reference.

The securities were sold in reliance upon exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 promulgated thereunder.  In determining that the issuance of the securities qualified for an exemption under Section 4(a)(2) and Rule 506, the Company relied on the following facts: (i) all of the purchasers in the Offering were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) the Company did not use any form of general solicitation or advertising to offer the Units; and (iii) the investment intent of the purchasers.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits
10.1	Amendment to Placement Agency Agreement dated June 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: June 26, 2017	By:	/s/ Glynn Wilson
	Name:	Glynn Wilson
	Title:	Chief Executive Officer